UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 26, 2007
_________________

NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 26, 2007, Mr. Chun Ka Tsun resigned as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors. Also on June 26, 2007, Mr. Woo Chi Wai resigned as a member of the Company’s Board of Directors.

Also on June 26, 2007, Mr. Alan Lew was appointed as the new Chief Executive Officer of the Company, and as a member of the Company’s Board of Directors.

Biographical Information

Mr. Alan Lew, age 33, is currently the President and Secretary of PNC Labs, Inc., which was previously a subsidiary of the Company during which time Mr. Lew served as President of the Company and as a member of the Company’s Board of Directors. PNC Labs researches, develops and markets nutraceutical products. Mr. Lew has vast experience and contacts in the biotechnology industry. He was most recently a clinical site manage for Pfizer, Inc., where his responsibilities included monitoring and locating new physicians for investigative trials. Mr. Lew has also worked for Sloan-Kettering Hospital in New York City, and for Acorda Therapeutics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 26, 2007	NT HOLDING CORP.

/s/ Alan Lew
----------------------------------------
By: Alan Lew
Its: Chief Executive Officer and Director